As filed with the United States Securities and Exchange Commission on March 18, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement
Under
the Securities Act of 1933

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)
Maria Woods, Esq.
Executive Vice President, General Counsel and Secretary
National CineMedia, Inc.
6300 South Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Kevin K. Greenslade, Esq.
Brandon Kinnard, Esq.
Hogan Lovells US LLP
8350 Broad St., 17th Floor
Tysons, Virginia 22102
(703) 610-6100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-265417
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION
IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement on Form S-3 (the "Registration Statement") is being filed by National CineMedia, Inc. (the “Company”) with the Securities and Exchange Commission to register an additional 135,473 shares of Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-3 (File No. 333-265417), which the Company filed on June 3, 2022 and which the SEC declared effective on June 15, 2022, including each of the documents filed by the Company with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all the exhibits thereto.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney of National CineMedia, Inc. (1)

24.2	Powers of Attorney of National CineMedia, Inc.*

107	Filing Fee Table.*

*	Filed herewith.
(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-3 (File No. 333-265417) filed on June 3, 2022.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 18th day of March, 2024.

National CineMedia, Inc.

By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer and Principal Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 18th day of March, 2024.

	Name	Title

	/s/ Thomas F. Lesinski	Chief Executive Officer and Director
	Thomas F. Lesinski	Principal Executive Officer

	/s/ Ronnie Y. Ng	Chief Financial Officer
	Ronnie Y. Ng	Principal Financial Officer and Principal Accounting Officer

	*	Director
Lauren Zalaznick

	*	Director
Bernadette Aulestia

	*	Director
Nicholas Bell

	*	Director
David E. Glazek

	*	Director
Juliana F. Hill

	*	Director
Tiago Lourenço

	*	Director
Jean-Philippe Maheu

	*	Director
Joseph Marchese

*
*By:	/s/ Maria Woods	Attorney-in-fact
Maria Woods